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                                 [LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the Registration Statement pertaining to the 1993 Stock Option Plan of UnionBancorp, Inc., of our report dated February 5, 1997, with respect to the consolidated financial statements of UnionBancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.


/s/ McGladrey & Pullen, LLP
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Champaign, Illinois
March 24, 1997